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                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. and the Post Effective Amendment to Registration Statement No. 33-62395 of Vornado Realty Trust both on Form S-3, of our report dated March 7, 1997 (October 3, 1997 as to Note 10) on the consolidated financial statements of URS Logistics, Inc. for the year ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated September 22, 1997.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
October 3, 1997



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